UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2015

North American Oil & Gas Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State of other jurisdiction of incorporation)

333-172896

(Commission File Number)

98-087028

(IRS Employer Identification No.)

701 E. Santa Clara Street

Ventura, CA 93001

 (Address of principal executive offices) (Zip Code)

(805) 665-6308

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Copies to:

Aaron Botti, Esq.

2815 Townsgate Rd., Suite 320

Westlake Village, California 91361

Telephone No.: (805) 577-8088

Facsimile No.: (805)456-7884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

On May 29, 2015, North American Oil & Gas Corp. (the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “Quarterly Report”). At the time the Company filed the Quarterly Report, it believed it had received consent from Malone Bailey LLP, the Company’s independent registered public accounting firm (“Malone Bailey”).  Subsequent to the filing of the Quarterly Report, on May 29, 2015, Malone Bailey advised the Company that it had not consented to the Company filing the Financial Statements (as defined below).  Malone Bailey has advised the Company that it remains in the process of completing its required internal procedures with respect to the release of the Financial Statements set forth in the Quarterly Report.

Members of the Board of Directors have discussed these matters with Malone Bailey.  As of the date of this current report on Form 8-K, the Company has identified typographical errors with respect to the financial statements of the Company and its subsidiaries for the quarter ended March 31, 2015 or the notes thereto (collectively, the “Financial Statements”) as presented in the Quarterly Report which will be corrected. However, primarily as a result of Malone Bailey not having fully authorized the filing of the Financial Statements and typographical errors, on May 29, 2015 the Company, as advised by Malone Baily, determined that the Financial Statements were not properly issued and should not be relied upon.

The Company intends to file an amendment to the Quarterly Report promptly after Malone Bailey consents to the issuance and filing of the Financial Statements.

A copy of the disclosure in this Item 4.02 was provided to Malone Bailey in advance of the filing of this current report on Form 8-K. In response, Malone Bailey provided a letter to the Company on May 29, 2015, a copy of which is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Auditor

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Oil & Gas Corp. (Registrant)

Date: June 1, 2015	By:	/s/ Robert Rosenthal
	Name:	Robert Rosenthal
	Title:	President and Chief Executive Officer (principal executive officer)